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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	September 8, 2005

AFTERMARKET TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)
Delaware	0-21803	95-4486486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Opus Place, Suite 600, Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant
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Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2005, the Compensation and Nominating Committee of the Board of Directors of Aftermarket Technology Corp. approved the following changes to the compensation paid to John Colarossi, one of the Company’s executive officers: (i) base annual salary increased from $215,000 to $226,000; and (ii) $8,778 of one-time supplemental compensation.

The Committee also approved reductions in the financial target and corresponding bonus amount for Brett Dickson, another executive officer, under the Company’s 2005 incentive compensation plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2005	AFTERMARKET TECHNOLOGY CORP. /s/ Joseph Salamunovich
Joseph Salamunovich Vice President